Exhibit 99.1

Allegro MicroSystems Announces Results for the Third Fiscal Quarter Ended December 25, 2020
--End Market Recovery Driving Strong Outlook--

Manchester, NH, February 2, 2021 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its third fiscal quarter ended December 25, 2020. Total net sales of $164.4 million for the three-month period exceeded expectations, increasing 20% from the prior quarter and, for our core end markets only, up 21% from the same period in fiscal 2020. GAAP loss per share was $0.04. Non-GAAP diluted earnings per share, which excludes one-time and certain non-cash items, was $0.13, also exceeding expectations.

“We benefited in the third fiscal quarter from the strong recovery in automotive, continued strength in industrial and solid operational execution. With this meaningful step up in revenue, we are well ahead of forecasts while delivering margin improvement,” said Ravi Vig, President and CEO of Allegro MicroSystems. “Good visibility and unprecedented bookings and backlog give us confidence in delivering another record quarter in fiscal Q4. With progress on our manufacturing efficiency initiatives and strong momentum in our design funnel, we believe we are well positioned to deliver on our long-term growth and profitability objectives.”

Business Summary

Automotive total net sales were up 27% sequentially during the third fiscal quarter driven by global auto production recovery and restocking across the automotive supply chain. ADAS and xEV, strategic investment areas for the Company, represented approximately one third of the automotive business and continue to exceed the long-term growth rates of foundational automotive business in internal combustion engine (ICE) and Safety, Comfort and Convenience. ICE applications represented a significant portion of the automotive upside in fiscal third quarter, growing double digits compared to both the prior period and the same period in fiscal 2020.

Industrial total net sales in the third quarter were up 11% year-over-year compared to the prior year fiscal period and were up 9% from the prior quarter. Within industrial, broad-based revenue, which includes a variety of end applications and customers, increased by nearly 50% from the prior period. The Company’s “Other” business also increased compared to the prior period by 5%.

Business Outlook

For the fourth fiscal quarter ending March 26, 2021, the Company expects total net sales to increase and be in the range of $165 million to $169 million. Non-GAAP gross margin is expected to be in the range of 50% to 51%, and non-GAAP earnings per fully-diluted share for the same period is expected to be in the range of $0.13 to $0.15.

Allegro has not provided a reconciliation of its fourth fiscal quarter outlook for non-GAAP gross margin and non-GAAP earnings per fully-diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast

A webcast will be held on Tuesday, February 2, at 5:00 p.m. Eastern time. Ravi Vig, Chief Executive Officer and Paul Walsh, Chief Financial Officer, will discuss Allegro’s financial results.

The webcast will be available on the Investor Relations section of the company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 30 days.

About Allegro MicroSystems

Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the expected benefits resulting from our acquisition of Voxtel and our expected financial performance for our third fiscal quarter ending December 25, 2020. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “may,” “will,” “would,” “should,” “could,” “target,” “potential,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, particularly in the automotive market; our ability to compete effectively with intense competition, expand our market share and increase our profitability; our ability to compensate for decreases in average selling prices of our products; the cyclical nature of the analog semiconductor industry; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to fully realize the benefits of past and potential future initiatives designed to improve our competitiveness, growth and profitability; our ability to accurately predict our quarterly net sales and operating results; our ability to adjust our supply chain volume to account for changing market conditions and customer demand; our dependence on manufacturing operations in the Philippines; changes in government trade policies, including the imposition of tariffs and export restrictions; and our ability to protect our proprietary technology and inventions through patents or trade secrets; and other important factors discussed under the caption “Risk Factors” in our final prospectus on Form 424(b) filed with the U.S. Securities and Exchange Commission (“SEC”) on October 30, 2020, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of our website at investors.allegromicro.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

ALLEGRO MICROSYSTEMS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	December 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
Net sales	$138,010	$143,267	$343,529	$426,158
Net sales to related party	26,439	16,535	72,570	49,327
Total net sales	164,449	159,802	416,099	475,485
Cost of goods sold	90,024	98,277	224,203	285,967
Gross profit	74,425	61,525	191,896	189,518
Operating expenses:
Research and development	30,999	25,485	80,509	77,565
Selling, general and administrative	67,650	24,909	118,677	78,030
Total operating expenses	98,649	50,394	199,186	155,595
Operating (loss) income	(24,224)	11,131	(7,290)	33,923
Other (expense) income:
Loss on debt extinguishment	(9,055)	—	(9,055)	—
Interest (expense) income, net	(2,598)	10	(1,935)	(60)
Foreign currency transaction (loss) gain	(145)	(560)	(1,331)	2,800
Income in earnings of equity investment	949	—	1,407	—
Other, net	(510)	(81)	(297)	(1,177)
(Loss) income before income tax (benefit) provision	(35,583)	10,500	(18,501)	35,486
Income tax (benefit) provision	(30,523)	1,542	(27,913)	11,710
Net (loss) income	(5,060)	8,958	9,412	23,776
Net income attributable to non-controlling interests	35	32	103	101
Net (loss) income attributable to Allegro MicroSystems, Inc.	$(5,095)	$8,926	$9,309	$23,675
Net (loss) income attributable to Allegro MicroSystems, Inc. per share:
Basic	$(0.04)	$0.89	$0.19	$2.37
Diluted	$(0.04)	$0.89	$0.05	$2.37
Weighted average shares outstanding:
Basic	124,363,078	10,000,000	48,121,026	10,000,000
Diluted	124,363,078	10,000,000	171,638,787	10,000,000

Supplemental Schedule of Total Net Sales
The following table summarizes net sales by core end market and other applications. Other applications include sales of wafer foundry products and from the distribution of Sanken products unrelated to and no longer part of the Company’s business in fiscal year 2021.

	Three-Month Period Ended		Change		Nine-Month Period Ended		Change
	December 25, 2020	December 27, 2019	Amount	%	December 25, 2020	December 27, 2019	Amount	%
	(Dollars in thousands)
Core end markets:
Automotive	$113,902	$99,074	$14,828	15.0%	$279,759	$289,681	$(9,922)	(3.4)%
Industrial	23,654	21,358	2,296	10.8%	65,710	56,095	9,615	17.1%
Other	26,893	15,070	11,823	78.5%	70,630	53,399	17,231	32.3%
Total core end markets	164,449	135,502	28,947	21.4%	416,099	399,175	16,924	4.2%
Other applications:
Wafer foundry products	—	16,634	(16,634)	—%	—	49,622	(49,622)	—%
Distribution of Sanken products	—	7,666	(7,666)	—%	—	26,688	(26,688)	—%
Total net sales	$164,449	$159,802	$4,647	2.9%	$416,099	$475,485	$(59,386)	(12.5)%

Supplemental Schedule of Stock-Based Compensation
The Company recorded stock-based compensation expense in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Nine-Month Period Ended
(In thousands)	December 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
Cost of sales	$4,694	$47	$4,844	$137
Research and development	2,984	20	3,037	65
Selling, general and administrative	38,198	236	39,020	849
Total stock-based compensation	$45,876	$303	$46,901	$1,051

Supplemental Schedule of Acquisition Related Intangible Amortization Costs
The Company recorded intangible amortization expense related to its acquisition of Voxtel in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Nine-Month Period Ended
(In thousands)	December 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
Cost of sales	$273	$—	378	—
Selling, general and administrative	71	—	80	—
Total intangible amortization	$344	$—	$458	$—

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 25, 2020 (Unaudited)	March 27, 2020
Assets
Current assets:
Cash and cash equivalents	$157,653	$214,491
Restricted cash	6,520	5,385
Trade accounts receivable, net of allowances for doubtful accounts of $138 and $288 at December 25, 2020 and March 27, 2020, respectively	67,334	59,457
Trade and other accounts receivable due from related party	20,153	30,851
Accounts receivable - other	1,373	1,796
Inventories	94,021	127,227
Prepaid expenses and other current assets	31,476	9,014
Total current assets	378,530	448,221
Property, plant and equipment, net	214,372	332,330
Deferred income tax assets	23,188	7,217
Goodwill	20,249	1,285
Intangible assets, net	36,420	19,958
Equity investment in related party	26,657	—
Other assets, net	12,482	8,810
Total assets	$711,898	$817,821
Liabilities, Non-Controlling Interest and Stockholders' Equity
Current liabilities:
Trade accounts payable	$20,262	$20,762
Amounts due to related party	2,078	4,494
Accrued expenses and other current liabilities	66,779	56,855
Current portion of related party debt	—	25,000
Bank lines-of-credit	—	43,000
Total current liabilities	89,119	150,111
Obligations due under Senior Secured Credit Facilities	25,000	—
Related party notes payable, less current portion	—	17,700
Other long-term liabilities	20,861	15,878
Total liabilities	134,980	183,689
Commitments and contingencies
Stockholders' Equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized, no shares issued or outstanding at December 25, 2020 and March 27, 2020	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 189,431,726 shares issued and outstanding at December 25, 2020; no shares authorized, issued or outstanding at March 27, 2020	1,894	—
Class A, $0.01 par value; No shares authorized, issued or outstanding at December 25, 2020; 12,500,000 shares authorized; 10,000,000 shares issued and outstanding at March 27, 2020	—	100
Class L, $0.01 par value; No shares authorized, issued or outstanding at December 25, 2020; 1,000,000 shares authorized; 622,470 shares issued and outstanding at March 27, 2020	—	6
Additional paid-in capital	589,202	458,697
(Accumulated deficit) / retained earnings	(5,094)	194,355
Accumulated other comprehensive loss	(10,171)	(19,976)
Equity attributable to Allegro MicroSystems, Inc.	575,831	633,182
Non-controlling interests	1,087	950
Total stockholders' equity	576,918	634,132
Total liabilities, non-controlling interest and stockholders' equity	$711,898	$817,821

ALLEGRO MICROSYSTEMS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine-Month Period Ended
	December 25, 2020	December 27, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,412	$23,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,225	47,608
Amortization of deferred financing costs	226	—
Deferred income taxes	(17,526)	(288)
Stock-based compensation	46,901	1,051
Loss on disposal of assets	272	718
Loss on debt extinguishment	9,055	—
Provisions for inventory and bad debt	3,857	3,353
Changes in operating assets and liabilities:
Trade accounts receivable	(5,975)	15,540
Accounts receivable - other	115	657
Inventories	1,118	(341)
Prepaid expenses and other assets	(29,655)	(6,165)
Trade accounts payable	2,411	1,100
Due to/from related parties	8,283	(20,969)
Accrued expenses and other current and long-term liabilities	(1,185)	(17,270)
Net cash provided by operating activities	63,534	48,770
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(25,880)	(34,997)
Acquisition of business, net of cash acquired	(8,500)	—
Proceeds from sales of property, plant and equipment	314	3,936
Contribution of cash balances due to divestiture of subsidiary	(16,335)	—
Net cash used in investing activities	(50,401)	(31,061)
CASH FLOWS FROM FINANCING ACTIVITIES:
Related party note receivable	51,377	30,000
Proceeds from initial public offering, net of underwriting discounts and other offering costs	321,425	—
Payments for taxes related to net share settlement of equity awards	(27,707)	—
Dividends paid	(400,000)	—
Borrowings of senior secured debt, net of deferred financing costs	315,719	—
Repayment of senior secured debt	(300,000)	—
Repayment of unsecured credit facilities	(33,000)	—
Net cash (used in) provided by financing activities	(72,186)	30,000
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	3,350	(6,452)
Net (decrease) increase in Cash and cash equivalents and Restricted cash	(55,703)	41,257
Cash and cash equivalents and Restricted cash at beginning of period	219,876	103,257
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD:	$164,173	$144,514
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents at beginning of period	$214,491	$99,743
Restricted cash at beginning of period	5,385	3,514
Cash and cash equivalents and Restricted cash at beginning of period	$219,876	$103,257
Cash and cash equivalents at end of period	157,653	139,306
Restricted cash at end of period	6,520	5,208
Cash and cash equivalents and Restricted cash at end of period	$164,173	$144,514
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$2,559	$872
Cash paid for income taxes	$7,568	$12,937
Noncash transactions:
Changes in Trade accounts payable related to Property, plant and equipment, net	$(786)	$(2,663)
Loans to cover purchase of common stock under employee stock plan	$171	$232

Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other metrics, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key metrics we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income, non-GAAP Net Income per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin (collectively, “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a noncash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as our ongoing core operations and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.
These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures exclude certain costs which are important in analyzing our GAAP results;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes; although depreciation and amortization are noncash charges excluded from our non-GAAP results, the assets being depreciated and amortized will often have to be replaced in the future;
•such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.
These Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those added back in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
Our prior disclosure referred to non-GAAP Gross Profit and non-GAAP Gross Margin as Adjusted Gross Profit and Adjusted Gross Margin, respectively. No changes have been made to how we calculate these measures.
Non-GAAP Gross Profit and Non-GAAP Gross Margin

We calculate non-GAAP Gross Profit and non-GAAP Gross Margin excluding the items below from cost of goods sold in applicable periods. We calculate non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.
•PSL and Sanken Distribution Agreement – Represents the elimination of inventory cost amortization and foundry service payment related to one-time costs incurred in connection with the PSL Divestiture.
•Stock-based compensation – Represents noncash expenses arising from the grant of stock awards.
•AMTC Facility consolidation one-time costs – Represents one-time costs incurred in connection with closing of the AMTC Facility and transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020, consisting of moving equipment between facilities, contract terminations and other non-recurring charges. The closure and transition of the AMTC Facility is expected to be substantially complete by the end of March 2021. These costs are in addition to, and not duplicative of, the adjustments noted in note (*) below.
•Amortization of acquisition-related intangible assets – Represents noncash expenses associated with the amortization of intangible assets in connection with the acquisition of Voxtel, Inc., which closed in August 2020.
•COVID-19 related expenses – Represents expenses attributable to the COVID-19 pandemic primarily related to increased purchases of masks, gloves and other protective materials, and overtime premium compensation paid for maintaining 24-hour service at the AMPI Facility.
(*) Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin in this release do not include adjustments consisting of:
•Additional AMTC related costs – Represents costs related to the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility in the Philippines announced in fiscal year 2020 consisting of: the net savings expected to result from the capacity transition to the AMPI Facility, which facility had duplicative capacity based on the buildouts of the AMPI Facility in fiscal years 2019 and 2018. The elimination of these costs did not reduce our production capacity and therefore did not have direct effects on our ability to generate revenue. The closure and transition of the AMTC Facility is expected to be substantially complete by the end of March 2021.
•Out of period adjustment for depreciation expense of giant magnetoresistance assets (“GMR assets”) – Represents a one-time depreciation expense related to the correction of an immaterial error, related to 2017, for certain manufacturing assets that have reached the end of their useful lives.
•Labor savings – Represents salary and benefit costs related to employees whose positions were eliminated through voluntary separation programs or other reductions in force (not associated with the closure of the AMTC Facility or any other plant or facility) and a restructuring of overhead positions from high-cost to low-cost jurisdictions net of costs for newly hired employees in connection with such restructuring.
Non-GAAP Operating Expenses, non-GAAP Operating Income and non-GAAP Operating Margin
We calculate non-GAAP Operating Expenses and non-GAAP Operating Income excluding the same items excluded above to the extent they are classified as operating expenses, and also excluding the items below in applicable periods. We calculate non-GAAP Operating Margin as non-GAAP Operating Income divided by total net sales.
•Transaction fees – Represents transaction-related legal and consulting fees incurred primarily in connection with (i) the unsuccessful acquisition of a competitor in fiscal year 2019, (ii) the acquisition of Voxtel, Inc. in fiscal year 2020, and (iii) the PSL Divestiture and the transfer of the Sanken products distribution business to PSL in fiscal year 2020.
•Severance – Represents severance costs associated with (i) labor savings initiatives to manage overall compensation expense as a result of the declining sales volume during the applicable period, including a voluntary separation incentive payment plan for employees near retirement and a reduction in force and (ii) the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
We calculate EBITDA as net income minus interest income (expense), tax provision, and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the same items excluded above and also excluding the items below in applicable periods. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales.

•Non-core (gain) loss on sale of equipment – Represents non-core miscellaneous losses and gains on the sale of equipment.
•Miscellaneous legal judgment charge – Represents a one-time charge associated with the final payment of the previously accrued amount payable with respect to a VAT dispute related to the construction of the AMPI Facility.
•Foreign currency translation loss (gain) – Represents losses and gains resulting from the remeasurement and settlement of intercompany debt and operational transactions, as well as transactions with external customers or vendors denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded.
•Income in earnings of equity investment – Represents our equity method investment in PSL.
•Inventory cost amortization – Represents intercompany inventory transactions incurred from purchases made from PSL in fiscal year 2020. Such costs are one-time incurred expenses impacting our operating results during fiscal year 2021 following the PSL Divestiture. Such costs are not expected to have a continuing impact on our operating results after our second fiscal quarter of fiscal year 2021.
•Foundry service payment – Represents foundry service payments incurred under our Price Support Agreement with PSL in respect to the guaranteed capacity at PSL to support our production forecast and are one-time costs incurred impacting our operating results during fiscal year 2021 following the PSL Divestiture. Such costs are not expected to have a continuing impact on our operating results after fiscal year 2021.
Non-GAAP Profit before Tax
We calculate non-GAAP Profit before Tax as Profit before Tax excluding the same items excluded above and also excluding the items below in applicable periods.
•Loss on debt extinguishment – Represents one-time costs representing deferred financing costs associated with the $300.0 million of our term loan facility repaid during the nine-month period ended December 25, 2020.
•Interest on repaid portion of term loan facility – Represents interest expense associated with the $300.0 million of our term loan facility repaid during the period.
Non-GAAP Provision for Income Tax
In calculating non-GAAP Provision for Income Tax, we have added-back the following to GAAP Provision for Income Taxes:
•Tax effect of adjustments to GAAP results - Represents the estimated income tax effect of the adjustments to non-GAAP Profit Before Tax described above and elimination of discrete tax adjustments.

	Three-Month Period Ended			Nine-Month Period Ended
	December 25, 2020	September 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
	(Dollars in thousands)
Reconciliation of Gross Profit

GAAP Gross Profit	$74,425	$61,770	$61,525	$191,896	$189,518

PSL and Sanken Distribution Agreement	1,500	2,815	—	7,698	—
Stock-based compensation	4,694	53	47	4,844	137
AMTC Facility consolidation one-time costs	607	408	—	1,559	—
Amortization of acquisition-related intangible assets	273	105	—	378	—
COVID-19 related expenses	65	73	—	138	—
Total	$7,139	$3,454	$47	$14,617	$137

Non-GAAP Gross Profit*	$81,564	$65,224	$61,572	$206,513	$189,655
Non-GAAP Gross Margin*	49.6%	47.7%	38.5%	49.6%	39.9%
*Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $1,198, $2,281, and $— for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $—, $768, and $— for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and (ii) additional AMTC related costs of $6,553 and $— for the nine months ended December 25, 2020 and December 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the nine months ended September 25, 2020 and September 27, 2019, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 25, 2020	September 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
	(Dollars in thousands)
Reconciliation of Operating Expenses

GAAP Operating Expenses	$98,649	$49,368	$50,394	$199,186	$155,595

Research and Development Expenses
GAAP Research and Development Expenses	30,999	25,130	25,485	80,509	77,565
Stock-based compensation	2,984	32	20	3,037	65
AMTC Facility consolidation one-time costs	1	—	—	2	—
COVID-19 related expenses	32	—	—	92	—
Transaction fees	—	—	—	18	—
Non-GAAP Research and Development Expenses	27,982	25,098	25,465	77,360	77,500

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	67,650	24,238	24,909	118,677	78,030
Stock-based compensation	38,198	495	236	39,020	849
AMTC Facility consolidation one-time costs	1,620	1,358	—	4,138	—
Amortization of acquisition-related intangible assets	71	9	—	80	—
COVID-19 related expenses	338	398	—	4,676	—
Transaction fees	1,729	1,871	2,335	3,699	3,782
Severance	(181)	—	454	156	3,152
Non-GAAP Selling, General and Administrative Expenses	25,875	20,107	21,884	66,908	70,247

Total Non-GAAP Adjustments	44,792	4,163	3,045	54,918	7,848

Non-GAAP operating expenses *	$53,857	$45,205	$47,349	$144,268	$147,747

*Non-GAAP Operating Expenses do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $19, $380, and $2,939 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and labor savings costs of $109, $—, and $1,072 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and (ii) additional AMTC related costs of $723 and $8,603 for the nine months ended December 25, 2020 and December 27, 2019, respectively, and labor savings costs of $218 and $5,884 for the nine months ended December 25, 2020 and December 27, 2019, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 25, 2020	September 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
	(Dollars in thousands)
Reconciliation of Operating (Loss) Income

GAAP Operating (Loss) Income	$(24,224)	$12,402	$11,131	$(7,290)	$33,923

PSL and Sanken Distribution Agreement	1,500	2,815	—	7,698	—
Stock-based compensation	45,876	580	303	46,901	1,051
AMTC Facility consolidation one-time costs	2,228	1,766	—	5,699	—
Amortization of acquisition-related intangible assets	344	114	—	458	—
COVID-19 related expenses	435	471	—	4,906	—
Transaction fees	1,729	1,871	2,335	3,717	3,782
Severance	(181)	—	454	156	3,152
Total	$51,931	$7,617	$3,092	$69,535	$7,985

Non-GAAP Operating Income*	$27,707	$20,019	$14,223	$62,245	$41,908
Non-GAAP Operating Margin* (% of net sales)	16.8%	14.6%	8.9%	15.0%	8.8%
*Non-GAAP Operating Income and the corresponding calculation of non-GAAP Operating Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $1,217, $2,661, and $2,939 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, labor savings costs of $109, $—, and $1,072 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $—, $768, and $— for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and (ii) additional AMTC related costs of $7,276 and $8,603 for the nine months ended December 25, 2020 and December 27, 2019, respectively, labor savings costs of $218 and $5,884 for the nine months ended December 25, 2020 and December 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the nine months ended December 25, 2020 and December 27, 2019, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 25, 2020	September 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA

GAAP Net (Loss) Income	$(5,060)	$9,618	$8,958	$9,412	$23,776

Interest expense (income), net	2,598	(350)	(10)	1,935	60
Income tax (benefit) provision	(30,523)	2,082	1,542	(27,913)	11,710
Depreciation & amortization	12,199	12,487	16,131	36,225	47,608
EBITDA	$(20,786)	$23,837	$26,621	$19,659	$83,154

Non-core (gain) loss on sale of equipment	(7)	331	532	286	1,091
Miscellaneous legal judgement charge	574	—	—	574	—
Loss on debt extinguishment	9,055	—	—	9,055	—
Foreign currency translation loss (gain)	145	1,318	560	1,331	(2,800)
Income in earnings of equity investment	(949)	(246)	—	(1,407)	—
Stock-based compensation	45,876	580	303	46,901	1,051
AMTC Facility consolidation one-time costs	2,228	1,766	—	5,699	—
COVID-19 related expenses	435	471	—	4,906	—
Transaction fees	1,729	1,871	2,335	3,717	3,782
Severance	(181)	—	454	156	3,152
PSL and Sanken Distribution Agreement	1,500	2,815	—	7,698	—
Adjusted EBITDA*	$39,619	$32,743	$30,805	$98,575	$89,430
Adjusted EBITDA Margin*	24.1%	24.0%	19.3%	23.7%	18.8%
*Adjusted EBITDA and the corresponding calculation of Adjusted EBITDA Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $1,217, $2,661, and $2,939 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and labor savings costs of $109, $—, and $1,072 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively and (ii) additional AMTC related costs of $7,276 and $8,603 for the nine months ended December 25, 2020 and December 27, 2019, respectively, and labor savings costs of $218 and $5,884 for the nine months ended December 25, 2020 and December 27, 2019, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 25, 2020	September 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
	(Dollars in thousands)
Reconciliation of (Loss) Profit before Tax

GAAP (Loss) Profit before Tax	$(35,583)	$11,700	$10,500	$(18,501)	$35,486

Non-core (gain) loss on sale of equipment	(7)	331	532	286	1,091
Miscellaneous legal judgment charge	574	—	—	574	—
Loss on debt extinguishment	9,055	—	—	9,055	—
Foreign currency transaction loss (gain)	145	1,318	560	1,331	(2,800)
Income in earnings of equity investment	(949)	(246)	—	(1,407)	—
PSL and Sanken Distribution Agreement	1,500	2,815	—	7,698	—
Stock-based compensation	45,876	580	303	46,901	1,051
Interest on repaid portion of Term Loan Facility	2,163	—	—	2,163	—
AMTC Facility consolidation one-time costs	2,228	1,766	—	5,699	—
Amortization of acquisition-related intangible assets	344	114	—	458	—
COVID-19 related expenses	435	471	—	4,906	—
Transaction fees	1,729	1,871	2,335	3,717	3,782
Severance	(181)	—	454	156	3,152
Total	$62,912	$9,020	$4,184	$81,537	$6,276

Non-GAAP Profit before Tax*	$27,329	$20,720	$14,684	$63,036	$41,762
*Non-GAAP Profit before Tax does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $1,217, $2,661, and $2,939 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, labor savings costs of $109, $—, and $1,072 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $—, $768, and $— for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and (ii) additional AMTC related costs of $7,276 and $8,603 for the nine months ended December 25, 2020 and December 27, 2019, respectively, labor savings costs of $218 and $5,884 for the nine months ended December 25, 2020 and December 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the nine months ended December 25, 2020 and December 27, 2019, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 25, 2020	September 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
	(Dollars in thousands)
Reconciliation of (Benefit) Provision for Income Taxes

GAAP (Benefit) Provision for Income Taxes	$(30,523)	$2,082	$1,542	$(27,913)	$11,710
GAAP effective tax rate	85.8%	17.8%	14.7%	150.9%	33.0%

Tax effect of adjustments to GAAP results	34,872	859	992	37,539	(4,497)

Non-GAAP Provision for Income Taxes *	$4,349	$2,941	$2,534	$9,626	$7,213
Non-GAAP effective tax rate	15.9%	14.2%	17.3%	15.3%	17.3%
*Non-GAAP Provision for Income Taxes does not include tax adjustments for the following components of our net income: additional AMTC related costs, labor savings costs, and out of period adjustment for depreciation expense of GMR assets. The related tax effect of those adjustments to GAAP results were $297, $768 and $898 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and $1,851 and $3,245 for the nine months ended December 25, 2020 and December 27, 2019, respectively.

	Three-Month Period Ended			Nine-Month Period Ended
	December 25, 2020	September 25, 2020	December 27, 2019	December 25, 2020	December 27, 2019
	(Dollars in thousands)
Reconciliation of Net (Loss) Income

GAAP Net (Loss) Income	$(5,060)	$9,618	$8,958	$9,412	$23,776

Non-core (gain) loss on sale of equipment	(7)	331	532	286	1,091
Miscellaneous legal judgement charge	574	—	—	574	—
Loss on debt extinguishment	9,055	—	—	9,055	—
Foreign currency transaction loss (gain)	145	1,318	560	1,331	(2,800)
Income in earnings of equity investment	(949)	(246)	—	(1,407)	—
PSL and Sanken Distribution Agreement	1,500	2,815	—	7,698	—
Stock-based compensation	45,876	580	303	46,901	1,051
Interest on repaid portion of Term Loan Facility	2,163	—	—	2,163	—
AMTC Facility consolidation one-time costs	2,228	1,766	—	5,699	—
Amortization of acquisition-related intangible assets	344	114	—	458	—
COVID-19 related expenses	435	471	—	4,906	—
Transaction fees	1,729	1,871	2,335	3,717	3,782
Severance	(181)	—	454	156	3,152
Tax effect of adjustments to GAAP results	(34,872)	(859)	(992)	(37,539)	4,497

Non-GAAP Net Income*	$22,980	$17,779	$12,150	$53,410	$34,549
Basic weighted average common shares	124,363,078	164,431,726	164,431,726	48,121,026	164,431,726
Diluted weighted average common shares	181,916,360	164,431,726	164,431,726	171,638,787	164,431,726
Non-GAAP Basic Earnings per Share	0.18	0.11	0.07	1.11	0.21
Non-GAAP Diluted Earnings per Share	0.13	0.11	0.07	0.31	0.21

*Non-GAAP Net Income does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $1,217, $2,661, and $2,939 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, labor savings costs of $109, $—, and $1,072 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $—, $768, and $— for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, (ii) additional AMTC related costs of $7,276 and $8,603 for the nine months ended December 25, 2020 and December 27, 2019, respectively, labor savings costs of $218 and $5,884 for the nine months ended December 25, 2020 and December 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the nine months ended December 25, 2020 and December 27, 2019, respectively, and (iii) the related tax effect of adjustments to GAAP results $297, $768 and $898 for the three months ended December 25, 2020, September 25, 2020, and December 27, 2019, respectively, and $1,851 and $3,245 for the nine months ended December 25, 2020 and December 27, 2019, respectively.

Investor Contact:
Katherine Blye
Investor Relations
Phone: (603) 626-2306
kblye@ALLEGROMICRO.com